UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

Sun Country Airlines Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-40217	82-4092570
(State of Incorporation)	(Commission File Number)	(LR.S. Employer Identification No.)

2805 Cargo Road Minneapolis, MN	55450
(Address of principal executive offices)	(Zip Code)

(651) 681-3900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR.§230.405) or Ride 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2023, Sun Country, Inc., a subsidiary of Sun Country Airlines Holdings, Inc. (together, the “Company”) entered into new employment agreements (the “New Employment Agreements”) with Mr. Jude Bricker, our Chief Executive Officer, and Mr. Dave Davis, our President and Chief Financial Officer. The New Employment Agreements were implemented following the expiration of these executives’ prior employment agreements, which expired in April 2023 pursuant to the terms of those agreements.

In connection with implementing the New Employment Agreements, the Compensation Committee undertook a holistic review of the Company’s existing compensation arrangements and worked alongside an independent compensation consultant to establish compensation that is intended to reflect the Company’s ongoing transition from a majority-owned private company to a more independent, steady-state public company. Specifically, the Compensation Committee approved adjustments to Mr. Bricker’s and Mr. Davis’ existing compensation levels to align their respective compensation opportunities around the median of the Company’s peers, taking into account compensation benchmarking data. The Compensation Committee also approved a new long-term incentive program (“LTI”) consisting of both time-based and performance-based restricted stock units, which program will be phased in during 2024. This new LTI program is intended to reflect the fact that the prior LTI program was largely designed to incentivize alignment with the Company’s major private equity shareholder, in the form of performance-based options tied to returns of that private equity shareholder. Going forward, the Compensation Committee believes it is important to align our executive compensation programs with a broader group of shareholders. The New Employment Agreements reflect the Compensation Committee’s commitment to adopting new compensation structures that pay for performance and will attract and retain key executives who are critical to the success of the Company.

Jude Bricker Employment Agreement

Mr. Bricker’s new employment agreement (the “Bricker Agreement”) is for an initial term of four years, beginning on April 11, 2023 (the “Effective Date”) and ending on the fourth anniversary of the Effective Date, unless earlier terminated in accordance with the terms of the Bricker Agreement. This initial four-year term will be automatically extended for successive one-year periods unless either the Company or Mr. Bricker provides 90 days’ notice of non-renewal. Pursuant to the Bricker Agreement, Mr. Bricker’s annual base salary will be $650,000 and his target annual bonus will be equal to 125% of his annual base salary, in each case, effective as of May 1, 2023. Mr. Bricker will also receive a cash award of $500,000 in connection with entering into the Bricker Agreement. In connection with entering into the Bricker Agreement, the Compensation Committee approved a grant of restricted stock units with a grant date value of $1,500,000, consistent with the Company’s practice of issuing annual long-term incentive awards, which Mr. Bricker had yet to receive for 2023. Three twelfths (3/12th) of the award will vest on June 30, 2023, and the remaining nine twelfths (9/12th) of the award will vest ratably over the subsequent nine (9) quarters, subject to Mr. Bricker’s continued service with the Company. In the event of certain involuntary employment termination events, the unvested portion of this award will become vested. For 2024, Mr. Bricker will be eligible to receive a long-term (3-year) equity award having a grant date value of $2,000,000, with 40% of the award to be time-based and 60% of the award to be performance-based.

Upon a termination of employment by the Company without Cause or a resignation for Good Reason (each, a “Qualifying Termination”), or upon the Company’s non-renewal of the initial four-year employment term, Mr. Bricker would be entitled to: (i) any accrued obligations, and (ii) a severance payment equal to 1.5 times the sum of his base salary plus his target annual bonus, payable over 12 months (the “Bricker Severance Benefits”). The Bricker Severance Benefits are conditioned upon Mr. Bricker’s execution of a general release of claims and compliance with restrictive covenant obligations. The Bricker Agreement contemplates that Mr. Bricker may continue to provide services to the Company as a member of the Board and/or as a consultant to the Company for a period of time following a termination of his employment.

Mr. Bricker is subject to restrictive covenants, including non-competition, non-solicitation of employees and certain customers, and non-disclosure of confidential information and non-disparagement provisions, as set forth in the Bricker Agreement.

David Davis’ Employment Agreement

Mr. Davis’ new employment agreement (the “Davis Agreement”) is for a term of two years, beginning on the Effective Date and ending on the second anniversary of the Effective Date, unless earlier terminated in accordance with the terms of the Davis Agreement. Pursuant to the Davis Agreement, Mr. Davis’ annual base salary will be $500,000 and his target annual bonus will be equal to 100% of his annual base salary, in each case, effective as of May 1, 2023. In recognition of his entry into a two-year employment term and taking into account his strong leadership during the pandemic, Mr. Davis will also receive a cash award of $300,000 in connection with entering into the Davis Agreement. If Mr. Davis resigns without “Good Reason” or is terminated by the Company for “Cause”, in each case, prior to the second anniversary of the Effective Date, he will be required to re-pay a pro-rated portion of the after-tax value of this cash award. In connection with entering into the Davis Agreement, the Compensation Committee approved a grant of restricted stock units with a grant date value of $370,000, consistent with the Company’s practice of issuing annual long term incentive awards, which Mr. Davis had yet to receive for 2023. Two twelfths (2/12th) of the award will vest on June 30, 2023, and the remaining ten twelfths (10/12th) of the award will vest ratably over the subsequent ten (10) quarters, subject to Mr. Davis’ continued service with the Company. In the event of certain involuntary employment termination events, the unvested portion of this award will become vested. For 2024, Mr. Davis will be eligible to receive a long-term (3-year) equity award having a grant date value of $850,000, with 40% of the award to be time-based and 60% of the award to be performance-based.

Upon a Qualifying Termination that occurs prior to the second anniversary of the Effective Date, Mr. Davis would be entitled to: (i) any accrued obligations, and (ii) a severance payment equal to his base salary plus his target annual bonus, payable over 12 months (the “Davis Severance Benefits”). The Davis Severance Benefits are conditioned upon Mr. Davis’ execution of a general release of claims and compliance with restrictive covenant obligations. The Davis Agreement contemplates that Mr. Davis may continue to provide services to the Company as a member of the Board and/or as a consultant to the Company for a period of time following a termination of his employment.

Mr. Davis is subject to restrictive covenants, including non-competition, non-solicitation of employees and certain customers, and non-disclosure of confidential information and non-disparagement provisions, as set forth in the Davis Agreement.

The foregoing descriptions of the Bricker Agreement and the Davis Agreement are qualified by reference to the full text of the applicable agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are hereby incorporated by reference in its entirety into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Jude Bricker.

10.2	Employment Agreement between the Company and David Davis.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2023	Sun Country Airlines Holdings, Inc.

	By:	/s/ Erin Rose Neale
Name: Erin Rose Neale
Title: Senior Vice President, General Counsel and Secretary